Exhibit (a)(1)(D)
LETTER TO CLIENTS

Offer to Purchase for Cash
All Outstanding Shares of
Common Stock
of
CHEMBIO DIAGNOSTICS, INC.
at
$0.45 Net Per Share
Pursuant to the Offer to Purchase, dated February 14, 2023
by
Project Merci Merger Sub, Inc.,
a wholly-owned indirect subsidiary of
Biosynex SA
THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON MARCH 14, 2023, UNLESS EXTENDED OR EARLIER TERMINATED.
February 14, 2023
To Our Clients:
Enclosed for your consideration are an offer to purchase (together with any amendments or supplements thereto, the “Offer to Purchase”) and related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) in connection with the offer to purchase (the “Offer”) all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) of Chembio Diagnostics, Inc. (“CEMI”) at a price of $0.45 per Share, net to the seller, in cash, without interest and subject to any required withholding taxes (the “Offer Price”) being made by Project Merci Merger Sub, Inc. (“Purchaser”) a Nevada corporation and wholly-owned indirect Subsidiary of Biosynex SA (“Parent”), a French société anonyme. The Offer is subject to certain conditions set forth in the enclosed Offer to Purchase and Letter of Transmittal.
With respect to the Shares, we (or our nominees) are the holder of record of such Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. With respect to such Shares, the enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
Accordingly, we request instructions as to whether you wish us to tender pursuant to the Offer any or all of such Shares held by us for your account.
Please note carefully the following:
1.	The Offer Price is $0.45 per Share, net to the seller, in cash, without interest, and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.
2.	The Offer is being made for all issued and outstanding Shares.
3.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 31, 2023 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser and CEMI, pursuant to which, after the completion of the Offer and subject to the satisfaction or waiver of the conditions set forth therein, Purchaser will merge with and into CEMI without a vote of the stockholders of CEMI in accordance with Nevada Revised Statutes (“NRS”) Section 92A.133 (the “Merger”), with CEMI surviving as the surviving corporation in the Merger. The Offer, the Merger and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the “Transactions.”

4.
On January 31, 2023, the board of directors of CEMI unanimously (i) determined that the Merger Agreement and the Transactions including the Offer and the Merger, are fair to and in the best interests of CEMI and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement and the Transactions, and (iii) recommended, by resolution, that the stockholders of CEMI accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5.
The Offer and withdrawal rights will expire at one minute after 11:59 P.M., New York City time, on March 14, 2023 (the “Offer Expiration Time”), unless the Offer is extended by Purchaser in accordance with the Merger Agreement. Previously tendered Shares may be withdrawn at any time until the Offer has expired; and, if not previously accepted for payment, at any time, after April 14, 2023, which is the date that is 60 days after the date of the commencement of the Offer, pursuant to regulations of the U.S. Securities and Exchange Commission.

6.
The Offer is subject to the satisfaction of the Minimum Tender Condition and the other conditions described in the Offer to Purchase. See Section 15—”Certain Conditions of the Offer” of the Offer to Purchase. The “Minimum Tender Condition” requires that the number of Shares validly tendered (and not properly withdrawn) prior to the Offer Expiration Time and received by Securities Transfer Corporation, acting as the depositary and paying agent for the Offer (determined in accordance with NRS Section 92A.133(4)(g)), together with any Shares owned by Purchaser, if any, equals a majority of the voting power of the then issued and outstanding Shares. The Offer is not subject to a financing condition.

7.
Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, after giving effect to the Transactions, except as otherwise provided in the Letter of Transmittal.

We urge you to read the enclosed Offer to Purchase and the related Letter of Transmittal regarding the Offer carefully before instructing us to tender your Shares.
If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares owned by you and held by us for your account will be tendered unless otherwise specified in your instructions.
YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws or regulations of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deems necessary to make the Offer to holders of Shares in such jurisdiction. The Offer is being made to all holders of Shares. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other laws or regulations of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with law or regulation, we will make a good faith effort to comply with any such law or regulation. If, after such good faith effort, we cannot comply with any such law or regulation, the Offer will not be made to (nor will tenders be accepted from or on behalf of holders of) the holders of Shares in such state. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of
Common Stock
of
CHEMBIO DIAGNOSTICS, INC.
at
$0.45 Net Per Share
Pursuant to the Offer to Purchase, dated
February 14, 2023
by
Project Merci Merger Sub, Inc.,
a wholly-owned indirect subsidiary of
Biosynex SA
Instructions with Respect to the Offer to Purchase
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and the related Letter of Transmittal in connection with the offer to purchase (the “Offer”) all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) of Chembio Diagnostics, Inc. (“CEMI”) at a price of $0.45 per Share, net to the seller, in cash, without interest and subject to any required withholding taxes (the “Offer Price”) being made by Project Merci Merger Sub, Inc. (“Purchaser”) a Nevada corporation and wholly-owned indirect Subsidiary of Biosynex SA (“Parent”), a French société anonyme. The Offer is subject to certain conditions set forth in the enclosed Offer to Purchase and Letter of Transmittal.
Check the box if the undersigned wishes to tender ALL of the undersigned’s Shares:
☐	CHECK HERE TO TENDER ALL SHARES
Check the box if the undersigned wishes to tender SOME of the undersigned’s Shares:
☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES:
______________________ SHARES*
*
If left blank, or if the undersigned checked the box to tender all of the undersigned’s Shares above, it will be assumed that all Shares held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s Shares above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
ACCOUNT NUMBER:
Dated: , 2023

(Signature(s))

(Please Print Name(s))
Address(es):

Area code and telephone number(s):
Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE INFORMATION AGENT, DEPOSITARY AND PAYING AGENT, PARENT, THE PURCHASER OR CEMI.
IF YOU ARE THE HOLDER OF RECORD OF ANY SHARES, YOU MUST COMPLETE A LETTER OF TRANSMITTAL THAT IS BEING PROVIDED TO YOU SEPARATELY TO TENDER SUCH SHARES.